UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SM&A
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Steven S. Myers Albert S. Nagy Kenneth W. Colbaugh Redge E. Bendheim
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Steven S. Myers has prepared the following presentation in response to the presentation filed by SM&A on May 2, 2008:

5/5/08 1 Presentation by Steven S. Myers Largest Shareholder of SM&A Commenting on the SM&A Board Presentation of 5/02/08 This proxy contest is about present and future share price. Their briefing ignores the core issues, and diverts shareholders’ attention with unwarranted personal attacks, slanted historical analysis and unsubstantiated hopes for the future, while squandering the company’s sustainable competitive advantage.

5/5/08 2 THIS PRESENTATION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY. IT DOES NOT PERTAIN TO THE SPECIFIC INVESTMENT OBJECTIVE, FINANCIAL SITUATION, SUITABILITY, OR THE PARTICULAR NEEDS OF ANY SPECIFIC PERSON WHO MAY RECEIVE THIS PRESENTATION, AND SHOULD NOT BE TAKEN AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION. THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF STEVEN S. MYERS, AND ARE BASED ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO SM&A (THE "ISSUER"). CERTAIN FINANCIAL INFORMATION AND DATA USED HEREIN HAVE BEEN DERIVED OR OBTAINED FROM FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) BY SM&A. EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS ADDRESSED IN THIS PRESENTATION ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES. YOU SHOULD BE AWARE THAT ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. MR. MYERS ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION. MR. MYERS RESERVES THE RIGHT TO CHANGE ANY OF HIS OPINIONS EXPRESSED HEREIN AT ANY TIME AS HE DEEMS APPROPRIATE. MR. MYERS DISCLAIMS ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN. MR. MYERS HAS NOT SOUGHT OR OBTAINED CONSENT FROM ANY THIRD PARTY TO USE ANY STATEMENT OR INFORMATION INDICATED IN THIS PRESENTATION AS HAVING BEEN OBTAINED OR DERIVED FROM STATEMENTS MADE OR PUBLISHED BY THIRD PARTIES. ANY SUCH STATEMENT OR INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN. NO WARRANTY IS MADE THAT DATA OR INFORMATION, WHETHER DERIVED OR OBTAINED FROM FILINGS MADE WITH THE SEC OR FROM ANY THIRD PARTY, IS ACCURATE. MR. MYERS SHALL NOT BE RESPONSIBLE OR HAVE ANY LIABILITY FOR ANY MISINFORMATION CONTAINED IN ANY SEC FILING OR THIRD PARTY REPORT. THERE IS NO ASSURANCE OR GUARANTEE WITH RESPECT TO THE PRICES AT WHICH ANY SECURITIES OF THE ISSUER WILL TRADE, AND SUCH SECURITIES MAY NOT TRADE AT PRICES THAT MAY BE IMPLIED IN THIS PRESENTATION. ANY ESTIMATES, PROJECTIONS AND PRO FORMA INFORMATION SET FORTH IN THIS PRESENTATION ARE BASED ON ASSUMPTIONS THAT MR. MYERS BELIEVES TO BE REASONABLE, BUT THERE CAN BE NO ASSURANCE OR GUARANTEE THAT ACTUAL RESULTS OR PERFORMANCE OF THE ISSUER WILL NOT DIFFER, AND SUCH DIFFERENCES MAY BE MATERIAL. THIS PRESENTATION DOES NOT RECOMMEND THE PURCHASE OR SALE OF ANY SECURITY. UNDER NO CIRCUMSTANCES IS THIS PRESENTATION TO BE USED OR CONSIDERED AS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY. MR. MYERS CURRENTLY OWNS AN AGGREGATE OF APPROXIMATELY 15.73% OF THE OUTSTANDING COMMON STOCK OF THE ISSUER. IT IS POSSIBLE THAT THERE WILL BE DEVELOPMENTS IN THE FUTURE THAT CAUSE MR. MYERS FROM TIME TO TIME TO SELL ALL OR A PORTION OF HIS SHARES IN OPEN MARKET TRANSACTIONS OR OTHERWISE (INCLUDING VIA SHORT SALES), BUY ADDITIONAL SHARES (IN OPEN MARKET OR PRIVATELY NEGOTIATED TRANSACTIONS OR OTHERWISE), OR TRADE IN OPTIONS, PUTS, CALLS OR OTHER DERIVATIVE INSTRUMENTS RELATING TO SUCH SHARES. EACH OF MR. MYERS, KENNETH W. COLBAUGH, ALBERT S. NAGY AND REDGE E. BENDHEIM IS DEEMED A PARTICIPANT IN THE SOLICITATION OF PROXIES DESCRIBED IN THIS PRESENTATION (COLLECTIVELY, THE “PARTICIPANTS”). INFORMATION REGARDING THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY OWNERSHIP OR OTHERWISE, IS AVAILABLE IN THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED BY MR. MYERS WITH THE SEC ON APRIL 18, 2008. ALL STOCKHOLDERS OF THE ISSUER ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY MR. MYERS FOR USE AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS OF THE ISSUER WHEN AND IF THEY BECOME AVAILABLE BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WERE FIRST MAILED TO STOCKHOLDERS OF THE ISSUER ON OR ABOUT APRIL 18, 2008. SM&A SHAREHOLDERS MAY OBTAIN COPIES OF THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, MR. MYERS WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

5/5/08 3 Snapshot of the SM&A Board Presentation of 5/02/08 • SM&A has historically served its clients by producing stellar briefings to win major procurements • SM&A briefings are world-class in persuasiveness - via clear logic, compelling graphics, clarity of text, and focus on the message • The 5/02/08 SM&A Board diatribe has none of these virtues – It is a rambling, disjointed, contradictory discussion of peripheral issues without a strategy for future governance and direction of the company They should discuss why share values are down and what they will do about it - these subjects are treated with silence.

5/5/08 4 Examples of Their Misleading Misdirection • Our presentation says that “8 of 9 of current board members feel no pain when the stock falls.” – We propose a board slate owning over 16% of stock • Their presentation says that they have a “7.17% vested stake in the company” • But their number includes both stock owned and stock options, most of which are underwater. – They are silent on the Board’s real stock ownership The reconstituted board’s personal shareholdings better aligns their interests with the interests of all SM&A shareholders.  Board Member Beneficial Ownership (Excluding Options)

Current Board

Bowes 1,864

Hanger 4,227

Lewis 327,256

McCarthy 17,354

Pace 0

Reagan 2,864

Rodin 0

Stenbit 0

Untracht 0

Total - 1.9% 353,586

Reconstituted Board

Bendheim 10,000

Colbaugh 20,000

Hanger 4,227

Lewis 327,256

McCarthy 17,357

Myers 2,997,225

Nagy 10,000

Pace 0

Rodin 0

Total - 16.8% 3,386,065

5/5/08 5 Examples of Their Misleading Misdirection • The SM&A briefing makes numerous claims of the salutary effect on future earnings of a new SM&A subsidiary, led by General Pace, hired in January 2008 at great expense as the President & CEO of SM&A’s Strategic Advisors. • While we greatly admire and deeply respect General Pace, we now learn that he has two other jobs. SM&A is paying $540,000 in first year compensation for a part-time employee? How does that work? Has the SM&A Board been candid with investors - how will the large investment in part-time General Pace pay off? General Peter Pace & SM&A Join Forces From January 18, 2008 Press Release "As I considered my post military career options, the opportunity to make a difference, by bringing effective and efficient solutions to the military personnel in the field and by helping the government get what it pays for on time and on budget, was the major driver in my selection process. SM&A presents me with the best opportunity to pursue these goals. I look forward to working with our team and our clients as we expand our strategic advisory services.” "We welcome General Pace to SM&A. His leadership and experience will be key elements in continuing SM&A's growth and in helping our clients in their business strategies. I believe the step we are taking today will provide a transformational opportunity for our company," concluded Ms. McCarthy. Behrman Capital Names General Peter Pace as Operating Partner From April 2, 2008 Press Release Behrman Capital, today announced that General Peter Pace, the former Chairman of the Joint Chiefs of Staff, has joined the firm as an Operating Partner. General Pace has been named Chairman of the Board of Behrman portfolio company Pelican Products, Inc., and Director of portfolio company ILC Industries Inc. "General Peter Pace brings extraordinary experience and expertise to his new role as a Behrman Capital Operating Partner, and we are delighted to welcome him to the firm," said Grant G. Behrman, Managing Partner of Behrman Capital. "I am delighted to be joining Behrman and look forward to working with the team on current investments, including Pelican Products and ILC, as well as new opportunities," said General Pace. "Behrman Capital is well known for its private equity expertise. Equally important is the firm's commitment to achieving success through disciplined analysis and hard work, and in a manner consistent with its own principles and high standards of excellence." Reality:

5/5/08 6 Examples of Their Misleading Misdirection • Their briefing correctly shows a significant increase in revenue and earnings for 2007 – For which they take full credit • They make no mention of the commensurate decline in stock price x And are silent on their plans to correct the loss of shareholder value x Or how they will recover from their very disappointing prospects for 2008 performance • Instead they trumpet their “overarching strategy” (their page 8) x But their four-bullet “strategy” is not a strategy at all x it is a wish list of abstract objectives and intentions, such as “Grow SM&A revenue to $500M+ per year” • They don’t say how any of these objectives can be met x They have not formulated a credible strategy x They have no practical mechanism for implementing their objectives • Our slate’s approach exploits the strong linkage between SM&A clients’ winning success and subsequent SM&A role in support of their programs: Recover proposal management capabilities to regain and sustain 85% win rate by attracting top talent lost from SM&A since last August and now at competing firms through acquisition, teaming arrangements, and hiring. Grow program management support business 25%/year by offering proposal customers a discount in return for a significant role in the program after the win - aiming for a 5:1 benefit to risk ratio. Reduce excessive SG&A by empowering the deployed proposal and program management teams to build the business rather than depending entirely upon overhead-funded account executives. Rebuild shareholder value and analyst trust by enhancing the credibility, transparency, and accountability of the leadership team and the Board. The current board can not articulate a credible strategy for recovery.

5/5/08 7 Examples of Their Misleading Misdirection • After 33 meandering charts, interspersed with personal attacks, their chart 34 is, finally, the “why us” chart • It highlights their “strategic plan for growth and profitability” – Diversified product portfolio – Increased addressable market – Sound acquisition strategy • Again, these are slogans - what do they mean? – Are they focused on the markets where SM&A has been dominant? – Or, are they pin-wheeling ever further away from SM&A’s core strengths? – They never mention what their acquisition strategy is - do they have one? – Whatever happened to the much-heralded MIT strategic plan? • Their basic message is “trust me” The current board can not articulate a credible strategy for recovery.

5/5/08 8 Summary and Conclusions • SM&A has been the world leader in compelling presentations. • But the current board’s presentation is typical of what SM&A proposal managers call “perfuming the pig”. • It is emblematic of the current board’s inability to communicate clearly and honestly to the analysts and shareholder communities - the core problem that has tanked SM&A stock. • Their approach never wins competitions - it will not win this seminal contest for the future of SM&A. They don’t know how to get out of the hole they have dug in shareholder value.